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                                                                    Exhibit 99.2

                          GOLD BANC CORPORATION, INC.
              SPECIAL MEETING # 1 - COUNTRY BANC HOLDING COMPANY
                            YOUR VOTE IS IMPORTANT!
                     UNDER KANSAS LAW, THE FAILURE TO VOTE

   May Effect the Ability to obtain a Quorum; Only Votes For or Against will affect the Result.

   Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted.

1. Mark your vote for the proposal in one of the two boxes below. This Proxy is one of four meetings during March 2000. RETURN PROXY CARDS FOR EACH TRANSACTION WHEN RECEIVED.

2. Please sign exactly as your name or names appear on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation, or other entity, the full title as such should be given.

3.  Mail the completed card with signature in the enclosed reply envelope to:
          American Stock Transfer and Trust Company
          40 Wall Street
          New York, NY 10005

If you have any questions regarding completion of this proxy card, contact Keith
E. Bouchey at Gold Banc Corporation, Inc. at ( 913) 451-8050.

              | Please Detach and Mail in the Envelope Provided |

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A  [X] Please mark your votes as in this example.

 The Board of Directors Recommends a Vote FOR the COUNTRY BANC HOLDING COMPANY
                                   Proposal:

  Approval of the Agreement and Plan of Reorganization dated as of October 22, 1999, as amended, by and among Gold Banc Corporation, Inc. Gold Banc Acquisition Corporation XII, Inc. and Country Banc Holding Company (the "Agreement").

                            FOR   AGAINST   ABSTAIN
                            [_]     [_]       [_]

  Specify your choice by marking the appropriate box. If not otherwise specified, this proxy will be voted for the approval of the Agreement. The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including without limitation upon any proposal to postpone or adjourn the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

Should any joint tenants be deceased please attached certified copy of the death certificate or affidavit of death.

------------------------  ----------------------------  ------------------------
        Signature                 Printed Name            Title (if Applicable)

------------------------------------  Dated: _________________, 2000
    Signature(s) if held jointly

Note: Please sign exactly as name appears on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.

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                              SPECIAL MEETING #1

                         PROXY/VOTING INSTRUCTION CARD

                          GOLD BANC CORPORATION, INC.

                                  Common Stock

          Proxy for Special Meeting #1 on Country Banc Holding Company of Stockholders to be held on March 2, 2000

      The undersigned hereby appoints Michael W. Gullion and Keith E. Bouchey and any one or more of them, with full power of substitution, as a proxy or proxies to vote all shares of common stock of the undersigned as specified on the reverse side at the special meeting of stockholders of Gold Banc Corporation, Inc. to be held on March 2, 2000, and any adjournment or postponements thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED PREPAID ENVELOPE.

                (Continued and to be signed on the reverse side)

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